FORM OF

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JGWPT HOLDINGS, LLC

(f/k/a WENTWORTH FINANCIAL LLC)

a Delaware Limited Liability Company

Dated as of [_____], 2013

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This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of JGWPT HOLDINGS, LLC f/k/a Wentworth Financial LLC (the “Company”) is made and entered into as of this [___] day of [____], 2013 (the “Effective Date”), by and among each Person listed as a Member in the books and records of the Company as of the date hereof (each, a “Member” and, collectively, the “Members”), and each Person subsequently admitted as a Member of the Company in accordance with the terms hereof.

RECITALS

WHEREAS, on June 21, 2013, the Company was formed under the name “Wentworth Financial LLC” in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), and the Company’s initial Members entered into a written agreement pursuant to the Act governing the affairs of the Company and the conduct of its business (the “Initial Agreement”);

WHEREAS, contemporaneously with the execution of this Agreement, JGWPT Holdings, LLC, a Delaware limited liability company, is merging with and into the Company with the Company surviving, and the Company is changing its name to “JGWPT Holdings, LLC”; and

WHEREAS, in connection with the above-referenced merger, the Members desire to amend and restate the Initial Agreement in its entirety to read as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms have the meanings set forth below:

1.1 “Act” shall have the meaning set forth in the Recitals hereto.

1.2 “Additional Capital Contributions” shall have the meaning set forth in Section 5.2(a) hereof.

1.3 “Additional Member” shall mean a Person who has acquired Interests after the Effective Date from the Company or a Member and has been admitted as a Member of the Company pursuant to Section 8.4 hereof.

1.4  “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

1.5 “Affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

1.6 “Affiliate Transaction” shall have the meaning set forth in Section 2.7(a) hereof.

1.7 “Aggregate Common Interest Percentage” of a Member as of a specified date shall mean the percentage determined by dividing (A) the aggregate number of Common Interests held by such Member (including any Restricted Common Interests and Non-Voting Common Interests) as of such date by (B) the aggregate number of Interests outstanding as of such date (including any Restricted Common Interests and Non-Voting Common Interests).

1.8 “Agreement” shall have the meaning set forth in the Preamble hereto.

1.9 “Assignee” shall mean a transferee of Interests who has not been admitted as a Substitute Member.

1.10 “Assumed Tax Liability” shall have the meaning set forth in Section 6.4(b) hereof.

1.11 “Bank Holding Company Act” shall mean the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder.

1.12  “Blackout Period” shall have the meaning set forth in Section 9.3(c) hereof.

1.13  “Book Value” shall mean, with respect to any Company asset, the adjusted tax basis of the asset for federal income tax purposes, except as follows:

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(a)  the initial Book Value of any asset (other than cash) contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the Managing Member;

(b)  the Book Values of all Company assets shall be adjusted to equal their respective gross fair market values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and (to the extent permitted or required by law) proposed Regulations Section 1.704-1(b)(2)(iv)(s), except as otherwise provided herein and as determined by the Managing Member: (i) immediately prior to the acquisition of any additional Interests by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of Company property (other than a pro rata Distribution); (iii) immediately prior to the issuance of an Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; and (iv) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to subsections (i), (ii) or (iii) of this subclause (b) shall be made only if the Managing Member reasonably determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

(c)  for purposes of subclause (b), the Book Values of all Company assets shall be adjusted in accordance with the provisions of proposed Regulations Section 1.704-1(b)(2)(iv)(h)(2);

(d)  the Book Value of any Company asset distributed to any Member shall be adjusted immediately prior to such Distribution to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the Managing Member; and

(e)  the Book Values of all Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subclause (c) of the definition of “Net Profits and Net Losses” or Section 6.2(g) hereof; provided, however, that such Book Values shall not be adjusted pursuant to this subclause (e) to the extent that the Managing Member determines that an adjustment pursuant to subclause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subclause (e).

1.14  “Business Day” shall mean any day on which banks located in the States of New York, Pennsylvania and Nevada are not required or authorized by law to remain closed.

1.15  “Capital Account” shall have the meaning set forth in Section 5.5(a) hereof.

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1.16  “Capital Contribution” shall mean any contribution of cash or property to the Company made by or on behalf of a Member and shall include the Initial Capital Contribution and any Additional Capital Contributions of such Member, as set forth from time to time in the books and records of the Company.

1.17  “Cash Amount” shall have the meaning set forth in Section 9.11 hereof.

1.18  “Cash Exchange” shall have the meaning set forth in Section 9.11 hereof.

1.19  “Certificate of Cancellation” shall mean the certificate required to be filed with the Secretary of State of the State of Delaware pursuant to Section 18-203 of the Act in connection with a dissolution of the Company.

1.20  “Certificate of Formation” shall have the meaning set forth in Section 2.1 hereof.

1.21  “Claim(s)” shall have the meaning set forth in Section 12.2 hereof.

1.22  “Class A Shares” shall mean the shares of Class A common stock, par value $.00001 per share, of JHI.

1.23  “Class B Management Interests” shall have the meaning set forth in Section 5.1(c) hereof.

1.24  “Class B Shares” shall mean the shares of Class B common stock, par value $.00001 per share, of JHI.

1.25  “Class C Shares” shall mean the shares of Class C common stock, par value $.00001 per share, of JHI.

1.26  “Closing” shall have the meaning set forth in Section 9.3(a) hereof.

1.27  “Closing Date” shall have the meaning set forth in Section 9.3(a) hereof.

1.28  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.29  “Common Interests” shall have the meaning set forth in Section 5.1(a)(ii) hereof.

1.30  “Company” shall have the meaning set forth in the Preamble hereto.

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1.31  “Company Minimum Gain” shall have the meaning ascribed to “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

1.32  “Company Subsidiary” or “Company Subsidiaries” shall mean any entity which is now, or becomes after the Effective Date, required to be consolidated with the Company in the Company’s books and records pursuant to generally accepted accounting principles.

1.33  “Compensatory Interests” shall have the meaning set forth in Section 7.6(a) hereof.

1.34  “Conversion Conditions” shall have the meaning set forth in Section 8.1(c) hereof.

1.35  “Covered 704(c) Gain” shall mean the excess, if any, of (x) the aggregate amount of income or gain recognized by the Company and allocated to PGHI under Code Section 704(c) in respect of such Restricted Transaction and all previous Restricted Transactions (net of any loss or deduction recognized by the Company and allocated to PGHI under Code Section 704(c) in respect of Restricted Transactions), over (y) the Available NOLs. For this purpose, “Available NOLs” shall mean (i) $285,057,755 for the 2011 taxable year, (ii) $304,707,895 for the 2012 taxable year, (iii) $324,358,034 for the 2013 taxable year; (iv) $329,201,268 for the 2014 taxable year; and (v) $329,201,268 for the 2015 taxable year; in each case adjusted in the following manner: (i) increased or reduced, as the case may be, to reflect any difference in the actual amount of net operating losses of Peach Group (as such term is defined in the Peach Merger Agreement) available for use as of December 31, 2010 (taking into account the application of the limitation under Code Section 382 that is imposed as a result of the November 2006 acquisition of Peach Holdings, Inc. by Orchard Acquisition Company) and $233,508,750, (ii) reduced by the net positive taxable income, or increased by the net taxable loss, of PGHI for the portion of its 2011 taxable year that is prior to July 12, 2011, (iii) reduced by the cumulative amount of income and gain recognized by the Company that has been or will be allocated to PGHI for all past and present periods through and including the end of the Estimated Tax Period in which such Restricted Transaction occurs (other than under Code Section 704(c) in respect of Restricted Transactions); provided that income and gain shall not reduce Available NOLs under this clause (iii) to the extent that sufficient Distributions or Tax Distributions have been made on account of such income or gain to satisfy the Assumed Tax Liability in respect of such income or gain, (iv) increased by the cumulative amount of loss or deduction recognized by the Company that has been or will be allocated to PGHI for all past and present periods through and including the end of the Estimated Tax Period in which such Restricted Transaction occurs (other than under Code Section 704(c) in respect of Restricted Transactions) and (v) taking into account any audit adjustments of the Internal Revenue Service that have the effect of decreasing or increasing the amount of net operating losses of PGHI for any taxable period (or portion of a taxable period) prior to July 12, 2011; provided that the amount of reductions under this clause (v) shall not exceed $276,840,722. Notwithstanding the foregoing, the amount of Available NOLs at any relevant determination date shall take into account the application of the limitation under Code Section 382 that is imposed as a result of the November 2006 acquisition of Peach Holdings, Inc. by Orchard Acquisition Company. It is the intent of the parties hereto that the schedule of Available NOLs for taxable years 2011 through 2015, as set forth above, is intended to take into account $38,169,487 of income from the 2009 cancellation of indebtedness of Peach Holdings, Inc. Notwithstanding anything to the contrary contained in this Section 1.37, no further adjustment for such income shall be made to the amount of Available NOLs.

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1.36  “Covered Person” or “Covered Persons” shall have the meaning set forth in Section 12.1 hereof.

1.37  “Credit Suisse” shall mean Credit Suisse Group AG.

1.38  “CS-Controlled Affiliate” shall mean any Affiliate of PGHI, DLJMB or Credit Suisse that for purposes of the Bank Holding Company Act, are controlled affiliates of Credit Suisse.

1.39  “Depreciation” shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing Member.

1.40  “Distribution” shall mean a transfer of cash or property by the Company to a Member on account of Interests as described in Article VI or Section 7.7 hereof.

1.41  “DLJMB” shall mean DLJMB Main Fund., DLJ Offshore Partners IV, L.P., DLJ Merchant Banking Partners IV (Pacific), L.P., MBP IV Plan Investors, L.P., DLJ Merchant Banking Partners IV (Co-Investments), L.P. and any other private equity investment partnership or private equity pooled investment vehicle sponsored or managed by any of the foregoing, or any Affiliate of the foregoing.

1.42  “DLJMB Main Fund” shall mean DLJ Merchant Banking Partners IV, L.P..

1.43  “Effective Date” shall have the meaning set forth in the Preamble hereto.

1.44  “Employee Member” shall mean each Member holding Restricted Common Interests.

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1.45  “Equity Compensation Plan” shall have the meaning set forth in Section 4.3(e)(i) hereof.

1.46  “Equity Proceeds” shall have the meaning set forth in Section 4.3(e)(i) hereof.

1.47  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.48  “Estimated Tax Period” means a calendar period commencing on January 1 of each year, and ending on March 31, May 31, August 31 and December 31 of such year.

1.49  “Event of Dissolution” shall have the meaning set forth in Article X hereof.

1.50  “Exchange” shall have the meaning set forth in Section 9.1 hereof.

1.51  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.52  “Exchange Notice” shall have the meaning set forth in Section 9.2 hereof.

1.53  “Fair Market Value” shall mean, (A) in the case of Class A Shares and Class C Shares and, provided that the provisions for exchange set forth in Article IX hereof remain applicable and in effect, any Common Interests, the volume weighted average sale price per Class A Share on the New York Stock Exchange on such date, or if Class A Shares are not listed on the New York Stock Exchange, on the principal national securities exchange on which the Class A Shares are then listed or, if the Class A Shares are not listed on a national securities exchange, an automated quotation system on which the Class A Shares are then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)), and if the Class A Shares are not then listed on a national securities exchange or authorized for quotation on an automated quotation system, such value as the Managing Member, in its reasonable discretion, shall determine; and (B) in the case of other securities or assets of the Company (including, if the provisions for exchange set forth in Article IX hereof are not applicable or not in effect, the Common Interests), such value as the Managing Member, in its reasonable discretion, shall determine.

1.54  “Fiscal Year” shall have the meaning set forth in Section 7.4 hereof.

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1.55  “Governmental Authority” shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

1.56  “Initial Agreement” shall have the meaning set forth in the Recitals hereto.

1.57  “Initial Capital Contributions” shall have the meaning set forth in Section 5.2(a) hereof.

1.58  “Interest” or “Interests” shall have the meaning set forth in Section 5.1(a)(i) hereof.

1.59  “Interest Consideration” shall have the meaning set forth in Section 5.1(e) hereof.

1.60  “JHI” shall mean JGWPT Holdings Inc., a Delaware corporation.

1.61  “JLL” shall mean JLL Fund V AIF I, LP, a Delaware limited partnership, JLL Fund V AIF II, LP, a Delaware limited partnership, any other private equity investment partnership or private equity pooled investment vehicle sponsored or managed by JLL Partners, Inc., or any Affiliate of the foregoing (including JLL Partners, Inc.).

1.62  “JLL Member” shall mean, collectively, JGW Holdco, LLC, a Delaware limited liability company, JLL JGW Distribution, LLC, a Delaware limited liability company, and any other entity within the definition of JLL to which JGW Holdco, LLC or JLL JGW Distribution, LLC Transfer their Interests.

1.63  “Legacy Peach Assets” shall mean assets held by Orchard Acquisition Company and its subsidiaries immediately on or after the Effective Date (for these purposes only, as defined in the Peach Merger Agreement).

1.64  “Lien” shall mean any mortgage, pledge, hypothecation, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation of any nature whatsoever.

1.65  “Managing Member” shall have the meaning set forth in Section 4.1 hereof.

1.66  “Member” or “Members” shall mean those Persons listed as Members of the Company from time to time in the books and records of the Company.

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1.67  “Member Approval” shall mean, with respect to any matter requiring such approval under this Agreement, the affirmative vote of (1) the Managing Member, and (2) the holders of a majority of the Common Interests issued and outstanding and entitled to vote (excluding, for this purpose, any Common Interests held by the Managing Member and, for the avoidance of doubt, any Non-Voting Common Interests and Restricted Common Interests).

1.68  “Member Nonrecourse Debt” shall have the meaning ascribed to “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

1.69  “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

1.70  “Member Nonrecourse Deductions” shall have the meaning ascribed to “partner nonrecourse deductions” in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

1.71  “Merger” shall have the meaning set forth in Section 14.7 hereof.

1.72  “Net Profits” and “Net Losses” shall mean, for each Fiscal Year or portion thereof, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)  any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses pursuant hereto shall be taken into account in computing such taxable income or losses as if it were taxable income;

(b)  any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant hereto shall be taken into account in computing such taxable income or losses as if they were deductible items;

(c)  to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution (other than in liquidation of a Member’s interest in the Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

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(d)  in the event the Book Value of any Company asset is adjusted pursuant to subclause (a) or (b) of the definition of Book Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

(e)  gain or loss resulting from the disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(f)  in lieu of depreciation, amortization or other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such period; and

(g)  the amount of items of Company income, gain, deduction and loss available to be specially allocated pursuant to Section 6.2 hereof shall be determined by applying rules analogous to those in subclauses (a) through (f) above. Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 6.2 shall be excluded for purposes of computing Net Profit or Net Loss.

1.73  “Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1).

1.74  “Nonrecourse Liability” shall have the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

1.75  “Non-Voting Common Interests” shall have the meaning set forth in Section 5.1(a)(ii) hereof.

1.76  “Open Window” shall have the meaning set forth in Section 9.3(c) hereof.

1.77  “Peach Merger Agreement” means the Agreement and Plan of Merger, dated as of February 19, 2011, by and among JGWPT Holdings, LLC, Peach Acquisition LLC, Peach Holdings, Inc., PGHI Corp. (f/k/a Peach Group Holdings, Inc.) and Orchard Acquisition Company, as amended.

1.78  “Permitted Transfer” shall have the meaning set forth in Section 8.1(b) hereof.

1.79  “Permitted Transferee” shall mean:

(a)  in the case of any Member (other than PGHI, DLJMB, or any Person to which PGHI or DLJMB has Transferred Interests) holding Common Interests that is not an individual, any controlled Affiliate of such Member or any fund managed by an Affiliate of the Member;

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(b) in the case of PGHI or DLJMB, any controlled Affiliate of PGHI or DLJMB or any fund managed by an Affiliate of PGHI or DLJMB, any beneficial owner of common stock or equity interests in PGHI or DLJMB (other than Credit Suisse) and any controlled Affiliate of or any fund managed by any holder of equity interests in PGHI or DLJMB (other than Credit Suisse), and in the case of any holder of common stock or equity interests in PGHI or DLJMB that is an individual, any Person described in Section 1.79(c) below as it relates to such individual; and

(c) in the case of any Employee Member, a transferee by testamentary or intestate disposition or any trust or other legal entity the beneficiary of which is such Employee Member’s or holder’s immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by the Employee Member (an entity shall be deemed to be controlled by an Employee Member of such Employee Member has the power to direct the disposition and voting of the Restricted Common Interests transferred to such trust or other legal entity).

1.80  “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

1.81  “PGHI” shall mean PGHI Corp.

1.82  “Proposed Rules” shall have the meaning set forth in Section 7.6(a) hereof.

1.83  “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among JHI and the Members.

1.84  “Regulations” shall mean the United States Treasury Regulations, as amended.

1.85  “Restricted Common Interests” shall have the meaning set forth in Section 5.1(c) hereof.

1.86  “Restricted Transaction” shall mean a transaction that is outside the ordinary course of business of the Company and the Company Subsidiaries that is not: (i) any sale, transfer or other similar transaction or series of related transactions having the effect of selling or transferring all or substantially all of the assets of the Company and the Company Subsidiaries; (ii) any merger, consolidation or similar transaction (including the sale or exchange of Common Interests or other equity securities) involving the Company (or any Company Subsidiary holding all or substantially all of the assets of the Company) with or into another Person; (iii) a Transfer of any Interest in the Company; (iv) any reclassification, recapitalization or change of the Company’s outstanding equity interests; or (v) the adoption of any plan of liquidation or dissolution of the Company.

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1.87  “Safe Harbor Election” shall have the meaning set forth in Section 7.6(a) hereof.

1.88  “Sale Transaction” shall mean (i) any sale, transfer or other similar transaction or series of related transactions having the effect of selling or transferring to a third party all or substantially all of the assets of the Company; (ii) any merger, consolidation, recapitalization, reclassification or similar transaction (including the sale or exchange of Common Interests or other equity securities of the Company) involving the Company in which the Common Interests or other equity securities of the Company are converted into or exchanged for cash, securities or other property and, as a result of which, any person or group (other than the JLL Member or its Affiliates or the Managing Member) (x) owns or controls more than 50% of the Common Interests or other equity securities of the Company or (y) has the ability to elect a majority of the board of directors or other governing body of any Company Subsidiary; or (iii) any merger, consolidation, recapitalization, reclassification or similar transaction (including the sale or exchange of Class A Shares, Class C Shares or other equity securities of JHI) involving JHI in which the Class A Shares, Class C Shares or other equity securities of JHI are converted into or exchanged for cash, securities or other property and, as a result of which, any person or group (other than the JLL Member or its Affiliates) (x) owns or controls more than 50% of the Class A Shares, Class B Shares, Class C Shares or other equity securities of JHI or (y) has the ability to elect a majority of the board of directors or other governing body of JHI.

1.89  “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.90  “Substitute Member” shall mean an Assignee who has been admitted to all of the rights of membership pursuant to Section 8.5 hereof.

1.91  “Tax Distributions” shall have the meaning set forth in Section 6.4(b) hereof.

1.92  “Tax Matters Member” shall have the meaning ascribed to “tax matters partner” in Code Section 6231(a)(7).

1.93  “Tax Rate” shall mean the applicable highest effective marginal combined federal, state and local income tax rate for an individual resident (or corporate resident, if greater) in New York City applicable to ordinary income or capital gains, as appropriate, taking into account the holding period of the investments disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes as applicable at the time for federal income tax purposes and any limitations thereon including pursuant to Code Section 68.

1.94  “Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among JHI and those Members and other Persons that are parties thereto.

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1.95  “Transfer” shall mean any voluntary or involuntary attempt to, directly or indirectly, offer, sell, assign, transfer, grant a participation or beneficial interest in, pledge, mortgage, encumber or otherwise dispose of any Interests, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take pledge of, any Interests. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

1.96  “Transfer Agent” shall have the meaning set forth in Section 9.2 hereof.

1.97  “JHI Option Plan” shall have the meaning set forth in Section 4.3(e)(i) hereof.

ARTICLE II

THE LIMITED LIABILITY COMPANY

2.1  Formation. The initial Members of the Company have formed the Company as a limited liability company pursuant to the provisions of the Act. A Certificate of Formation for the Company (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. The Company and, if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware and as may be necessary in order to protect the liability of the Members as members under the laws of the State of Delaware.

2.2  Name. The name of the Company shall be “JGWPT HOLDINGS, LLC”, and its business shall be carried on in such name with such variations and changes as the Managing Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

2.3  Business Purpose. The Company is formed for the purposes of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

2.4  Registered Office and Agent. The location of the registered office of the Company in the State of Delaware shall be 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The Company’s Registered Agent at such address shall be National Registered Agents, Inc.

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2.5  Term. The term of the Company commenced on the date of filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to Article X hereof.

2.6  Company Powers. The Company shall be empowered to do or cause to be done any and all acts and things necessary or advisable in furtherance of the business purpose of the Company described in Section 2.3, subject only to the limitations set forth in Section 4.3 and applicable law.

2.7  Affiliate Transactions.

(a)  Notwithstanding Section 2.6 hereof, the Company shall not enter into, directly or indirectly, any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate of the Company, other than a wholly owned Company Subsidiary, or with JLL or the JLL Member or any of their respective Affiliates (each of the foregoing, an “Affiliate Transaction”), unless (i) if the cumulative value of such Affiliate Transaction when added to the value of all prior Affiliate Transactions is less than or equal to Five Million Dollars ($5,000,000), such Affiliate Transaction is approved by the Managing Member in good faith, and (ii) if the cumulative value of such Affiliate Transaction when added to the value of all prior Affiliate Transactions is in excess of Five Million Dollars ($5,000,000), such Affiliate Transaction is approved by the Managing Member in good faith and a fairness opinion is obtained in connection with such Affiliate Transaction by a reputable investment banking firm; provided, however, that the foregoing limitations shall not apply to those matters addressed in and governed by Section 2.7(b). For purposes of this Section 2.7, Credit Suisse and its Affiliates shall not be considered Affiliates of the Company.

(b)  Neither the Company nor any Company Subsidiary shall issue Common Interests or other Interests to JLL unless the Company has received from a reputable investment banking firm a fairness opinion or an opinion as to the reasonableness of the price at which such issuance is effected.

2.8  Business Transactions of a Member or the Managing Member with the Company. A Member or the Managing Member may transact business with the Company and, subject to Section 2.7 and applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a Member or the Managing Member.

2.9  Principal Place of Business. The principal place of business of the Company shall be at such location as the Managing Member may, from time to time, select.

2.10  Title to Company Property. Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company, and no real or other property of the Company shall be deemed to be owned by any Member individually. The Interests of the Members in the Company shall constitute personal property.

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ARTICLE III

THE MEMBERS

3.1  The Members. The name, address, number and class of Interests, Initial Capital Contributions, any Additional Capital Contributions and Aggregate Common Interest Percentage of each Member, as well as the vesting schedule of any Restricted Common Interests held by each Member, shall be reflected in the books and records of the Company, and such books and records shall be updated from time to time to reflect the admission of any Additional Members or Substitute Members, the acquisition of additional Interests by any Member and the transfer, cancellation, repurchase or redemption of Interests, each as permitted or required by the terms of this Agreement (including any cancellation pursuant to the last sentence of Section 5.1(c). All Initial Capital Contributions and Additional Capital Contributions reflected in the books and records of the Company shall be in respect of the Members’ Interests (including Non-Voting Common Interests), as noted therein.

3.2  Member Meetings.

(a)  Actions by the Members; Meetings. To the extent any matter is to be acted on by the Members hereunder, the Members may vote, approve a matter or take any action by the vote of Members holding Interests entitled to vote at a meeting, in person or by proxy, or without a meeting by the written consent of Members pursuant to subparagraph (b) below. Meetings of the Members shall be held upon not less than five (5) nor more than sixty (60) days’ prior written notice of the time and place of such meeting delivered to each holder of Interests, including holders of Non-Voting Common Interests, in the manner provided in Section 14.1 hereof. Notice of any meeting may be waived by any Member before or after any meeting. Meetings of the Members may be conducted in person or by conference telephone, videoconference or webcast facilities and, for the avoidance of doubt, holders of Non-Voting Common Interests may attend such meetings as observers.

(b)  Action by Written Consent. Any action may be taken by the Members without a meeting if authorized by the written consent of the Members holding Interests sufficient to approve such action pursuant to the terms of this Agreement. In no instance where action is authorized by written consent will a meeting of Members be required to be called or notice be required to be given; provided, however, that at least two (2) Business Days prior to taking such action by written consent a copy of the action to be taken shall be delivered to PGHI, together with such information as may be reasonably necessary to allow PGHI, to evaluate such action, regardless of whether PGHI is entitled to or required to act by written consent to approve such action; and provided, further, that a copy of the action taken by written consent must be promptly filed with the records of the Company.

(c)  Quorum. For any meeting of Members, the presence in person or by proxy of Members owning a majority of the voting power of the Interests issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business.

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(d)  Voting. Except as otherwise provided in this Agreement, Member Approval shall constitute approval of any action upon which the Members are entitled to vote.

3.3  Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

3.4  Power to Bind the Company. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Managing Member by the affirmative vote required for such matter pursuant to this Agreement or the Act.

ARTICLE IV

THE MANAGING MEMBER AND OFFICERS

4.1  Management by the Managing Member. JHI shall be the Managing Member of the Company (the “Managing Member”). Subject to such matters which are expressly reserved hereunder to the Members for decision, the full, exclusive right, power and authority to manage the Company is vested in, and reserved to, the Managing Member and the business and affairs of the Company shall be managed by the Managing Member, which shall be responsible for policy setting, approving the overall direction of the Company, and making all decisions affecting the business and affairs of the Company. Subject to such matters which are expressly reserved hereunder to the Members for decision, all decisions to be made by or on behalf of the Company shall be made solely by the Managing Member, acting through its board of directors and officers.

4.2  Expenses of the Managing Member. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Managing Member incurred in pursuing and conducting, or otherwise related to, the activities of the Company, including all costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company; and (ii) in the sole discretion of the Managing Member, reimburse the Managing Member or any member of the board of directors of the Managing Member, any officer of the Managing Member, or any employee of the Company or any Company Subsidiary for any out-of-pocket costs, fees and expenses incurred by them in connection therewith, including costs of indemnification and advancement. In light of the fact that the Managing Member has been organized principally to serve as managing member of the Company and to provide a means through which Members may exchange their Interests for securities of the Managing Member, the Managing Member may cause the

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Company to pay or bear all expenses of the Managing Member, including, without suggesting any limitation of any kind, costs of redemptions of securities, costs of securities offerings not borne directly by the Members of the Company, compensation and meeting costs relating to the board of directors of the Managing Member, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member. Notwithstanding anything to the contrary in this Section 4.2, if the distributions received by the Managing Member pursuant to Section 6.4(b) hereof shall be insufficient to satisfy the Managing Member’s obligations under the Tax Receivable Agreement, then the Company shall not fund any such amounts as an expense of the Managing Member, but rather the Company shall loan to the Managing Member any additional funds required to satisfy such obligations; provided, however, that the Company shall not be required to comply with the foregoing if any such loans would reasonably be expected to render the Managing Member insolvent, or to deepen its insolvency, or if such loans would reasonably be expected to be used by the Managing Member for a purpose that would constitute a preference or a fraudulent conveyance under applicable law. Any such loans shall bear interest at the then current prime rate, as set forth in the “Money Rates” section of The Wall Street Journal, and shall have a maturity date of five (5) years after the date of issuance, and the Company may, in its reasonable discretion, require such loans to be accompanied by a security interest in such collateral as it determines to be necessary, appropriate or advisable under the circumstances. To the extent that any loans are at any time outstanding between the Managing Member and the Company pursuant to the immediately preceding sentence, the Managing Member shall not pay any dividend or distribution to its stockholders until the aggregate principal amount of such loans, together with all accrued and unpaid interest thereon, has been repaid in full.

4.3  Relationship With the Managing Member.

(a)  It is the intention of each of the Managing Member and the Members that, unless otherwise determined by the Managing Member, the number of the Class A Shares and Class B Shares of JHI outstanding shall, in the aggregate, at all times equal the number of Interests of the Company outstanding (including, for these purposes, Restricted Common Interests but excluding Non-Voting Common Interests), and each of the Company and the Managing Member agrees to cooperate to effect the intent of this Section 4.3(a).

(b)  The Managing Member shall not, directly or indirectly, enter into or conduct any business, or hold any assets other than (i) business conducted and assets held by the Company and the Company Subsidiaries, (ii) as contemplated in Section 4.3(c), the holding by the Managing Member of cash or cash equivalents to be used to satisfy liabilities or other assets held on a temporary basis in connection with the business of the Company and the Company Subsidiaries, (iii) the ownership, acquisition and disposition of equity interests of the Company, (iv) the management of the business of the Company and the Company Subsidiaries, (v) the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests in compliance with this Section 4.3, (vi) any activity or transaction contemplated by this Agreement, the Registration Rights Agreement or the Tax Receivable Agreement and (vii) such activities as are incidental to the foregoing.

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(c)  The Managing Member shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Company) other than equity interests in the Company and such cash and cash equivalents, bank accounts or similar instruments or accounts as the board of directors of the Managing Member deems reasonably necessary for the Managing Member to carry out its responsibilities contemplated under this Agreement, the Registration Rights Agreement or the Tax Receivable Agreement.

(d)  The Managing Member shall, directly, maintain at all times ownership of all outstanding Common Interests recorded as owned by the Managing Member on the Company’s books and records, and shall not permit any Person to possess or exercise a right or ability to remove, replace, appoint or elect the Managing Member of the Company.

(e)  If the Managing Member issues any equity securities after the date of this Agreement:

(i)  at any time the Managing Member issues any equity securities other than pursuant to the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan (the “JHI Option Plan”) and any other equity compensation plan adopted by JHI (collectively with the JHI Option Plan, an “Equity Compensation Plan”), the Managing Member shall immediately contribute all the cash proceeds, assets or other consideration received from the issuance of securities and from the exercise of any rights contained in any such securities (collectively, the “Equity Proceeds”) to the Company and the Company shall immediately issue to the Managing Member, in exchange for the Equity Proceeds contributed to the Company and any deemed Capital Contributions pursuant to Section 4.3(e)(iii), (x) in the case of an issuance of a Class A Share or a Class C Share, one Common Interest of the Company, and (y) in the case of an issuance of any other equity securities by the Managing Member, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Managing Member equity securities equal in number to the number of the Managing Member equity securities issued;

(ii)  at any time the Managing Member issues a Class A Share or Class C Share pursuant to any Equity Compensation Plan adopted by JHI (whether pursuant to the exercise of a stock option or the grant of a stock award or otherwise), (x) the Managing Member shall be deemed to have contributed to the Company an amount of cash equal to the Fair Market Value of a Class A Share or Class C Share calculated as of the date of such issuance (or, if earlier, on the date the related option is exercised) and shall concurrently transfer the Equity Proceeds, if any, to the Company and (y) the Company shall be deemed to have purchased from the Managing Member the Class A Share or Class C Share for the amount of cash deemed contributed by the Managing Member to the Company pursuant to clause (x) above and shall issue one Common Interest to the Managing Member; and

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(iii)  in the event of any issuance of Class A Shares or Class C Shares by the Managing Member, and the contribution to the Company, by the Managing Member, of the cash proceeds or other consideration or payments received from such issuance (including from a Member of the Company in respect of such issuance), if the cash proceeds or other consideration or payments actually received by the Managing Member are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance (after giving effect to any consideration or payments paid by the Members of the Company in respect of such issuance), the Managing Member shall be deemed to have made a capital contribution to the Company in the amount equal to the sum of the cash proceeds or other consideration or payments of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Managing Member, which discount and expense shall be treated as an expense for the benefit of the Company for purposes of Section 4.2.

(f)  If, at any time, any Class A Share or Class C Share (or such other class or series of equity securities) of the Managing Member is to be redeemed by the Managing Member for cash, the Company shall, immediately prior to such redemption, redeem one (1) Common Interest held by the Managing Member (or such other class or series of equity securities in the Company held by the Managing Member), upon the same terms and for the same price per Common Interest (or such other class or series of equity securities in the Company), as such Class A Share or Class C Share (or such other class or series of equity securities) of the Managing Member was redeemed.

(g)  Neither the Company nor the Managing Member shall in any manner subdivide (by split, distribution, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) any class or series of its outstanding membership interests or capital stock unless the Managing Member or the Company, respectively, shall subdivide or combine concurrently in an identical manner the corresponding class or series of its outstanding membership interests or capital stock having the identical designations, preferences and other rights, terms and provisions. In addition to the foregoing, the Managing Member shall not in any manner subdivide (by split, distribution, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) the Class A Shares, the Class B Shares or the Class C Shares unless contemporaneously therewith the other classes of capital stock are subdivided or combined in the same proportion and in the same manner.

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(h)  Except in respect of any Tax Distributions pursuant to Section 6.4(b) hereof, if the Company makes any distribution to its Members including the Managing Member, the Managing Member will be required to make a corresponding distribution to each of its holders of Class A Shares and Class C Shares (and the holders of any other class of securities of JHI entitled to receive such distribution), subject only to applicable law.

4.4  Officers and Related Persons. The Managing Member shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

(a)  General. The officers of the Company shall be chosen by the Managing Member and shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and such other officers as the Managing Member deems appropriate. The Managing Member may also choose a Treasurer, a Secretary, and one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Managing Member shall determine, including, without limitation, Executive Vice President and Senior Vice President), Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law. The officers of the Company need not be Members of the Company.

(b)  Election. From and after the date hereof, the Managing Member shall elect the officers of the Company. The officers of the Company shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member; and all officers of the Company shall hold office until their successors are chosen, or until their earlier death, disability, resignation or removal. Any officer elected by the Managing Member may be removed at any time, with or without cause, by the Managing Member. Any vacancy occurring in any office of the Company shall be filled by the Managing Member. The salaries of all officers of the Company shall be fixed by the Managing Member. The Managing Member may delegate such duties to any such officers or other employees, agents and consultants of the Company as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

(c)  Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer or any other officer authorized to do so by the Managing Member and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of securityholders of any entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Managing Member may, by resolution, from time to time confer like powers upon any other person or persons.

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4.5  Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member.

4.6  Member Approval Required. Notwithstanding the provisions of Section 4.1 hereof, and in addition to the provisions of Articles X and XIII hereof, the following actions shall require Member Approval:

(a)  any modification of Capital Accounts, or modification of the manner in which Capital Accounts, or any debits or credits thereto, are computed , in each case, pursuant to the last sentence of Section 6.8 hereof, with the purpose and intent of materially adversely affecting a Member or Members; and

(b)  any conversion of the Company to a corporation other than for purposes of a Sale Transaction.

4.7  Duty and Standard of Care by Managing Member to Company and Members. The Managing Member and its board of directors shall owe the same fiduciary duties to the Company and its Members in the same manner as a director of a corporation organized under the General Corporation Law of the State of Delaware.

ARTICLE V

CAPITAL STRUCTURE AND CONTRIBUTIONS

5.1  Capital Structure.

(a)  General.

(i)  Subject to the terms of this Agreement, (A) the Company is authorized to issue equity interests in the Company designated as “Interests” (and each as an “Interest”), which shall constitute limited liability company interests under the Act and shall initially include only Common Interests, and (B) the Managing Member is expressly authorized, by resolution or resolutions, to create and to issue, out of authorized but unissued Interests, different classes, groups or series of Interests and fix for each such class, group or series such voting powers, full or limited or no voting powers, and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the Managing Member. Other than as set forth in this Agreement, each Interest shall be identical in all respects with each other Interest.

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(ii)  The Company shall have authority to issue up to an aggregate of [_________] Common Interests (the “Common Interests”), which shall consist of [_____] voting common membership Interests (the “Voting Common Interests”), [_____] non-voting common membership Interests issued upon conversion of previously outstanding profits interests (the “Restricted Common Interests”), and [_____] non-voting common membership Interests (the “Non-Voting Common Interests”), and [________] Interests which shall be undesignated until authorized for issuance by the Managing Member. The relative rights, powers, preferences, duties, liabilities and obligations of holders of the Common Interests and any other class or series of securities of the Company created after the date hereof, shall be as set forth herein. The Company is authorized to issue options or warrants to purchase Interests, restricted Interests, Interest appreciation rights, phantom Interests, profits Interests and other securities convertible, exchangeable or exercisable for Interests, on such terms as may be determined by the Managing Member.

(b)  Common Interests.

(i)  The Common Interests shall have such rights to allocations and distributions as may be authorized and set forth under this Agreement. Each holder of Voting Common Interests shall be entitled to one (1) vote, in person or by proxy, per Voting Common Interest on all matters upon which Members have the right to vote as set forth in this Agreement which, for the avoidance of doubt, shall be limited to the matters specified in Sections 4.6 and 13.1 hereof and Article X hereof; provided, however, that any Member holding:

(1)   Restricted Common Interests (whether or not such Restricted Common Interests remain subject to forfeiture) shall not have any voting rights in respect thereto on any matter upon which Members are permitted or have the right to vote under this Agreement or the Act, including with respect to any matter referenced in Section 4.6 or Articles X or XIII; and

(2)   Non-Voting Common Interests shall have the same rights to allocations and distributions as the Voting Common Interests and shall be treated the same as the Voting Common Interests in all respects except the Non-Voting Common Interests shall not, except as otherwise expressly provided for in this Agreement, have any voting rights in respect thereto on any matter upon which Members are permitted or have the right to vote under this Agreement or the Act. Any Non-Voting Common Interests may only be converted into Voting Common Interests in accordance with the Conversion Conditions set forth in Section 8.1(c) below.

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(c)  Restrictions. Common Interests received as of the Effective Date by any Employee Member upon conversion of previously outstanding Class B management incentive membership Interests (“Class B Management Interests”) or previously received by any Employee Member upon reclassification of previously outstanding Class A Management Interests (collectively, “Restricted Common Interests”) shall remain subject to the same provisions regarding forfeiture, repurchase and related matters as were in effect immediately prior to such conversion, except to the extent that the Managing Member elects to shorten the vesting schedule with respect to any such Restricted Common Interests. Without limiting the generality of the foregoing, any award agreement entered into prior to the date hereof between an Employee Member and the Company or a Company Subsidiary shall continue to be applicable to any Restricted Common Interests issued upon conversion of Class B Management Interests or reclassification of Class A Management Interests, notwithstanding such conversion or reclassification. Any Restricted Common Interests that are forfeited shall be deemed by the Company to have been cancelled, and the Class B Shares corresponding to such forfeited Restricted Common Interests shall automatically be redeemed and cancelled.

(d)  Capital Account Adjustments. In the event of a forfeiture or repurchase of Restricted Common Interests, (i) the Capital Account balance, if any, with respect to such forfeited, repurchased and/or cancelled Restricted Common Interests shall be allocated to the Capital Accounts of the remaining Members in accordance with Section 6.1 hereof as if such Capital Account balance were Net Profit, (ii) items of Net Profit and Net Loss recognized by the Company for the period commencing on the first day of the taxable year in which such forfeiture or repurchase occurs and ending on the date on which such forfeiture, repurchase and/or cancellation occurs shall be allocated among the Members (including the Member subject to such forfeiture or repurchase) in accordance with Section 6.1 hereof as if such cancellation had not occurred, and (iii) items of Net Profit and Net Loss recognized by the Company after the date of forfeiture shall be allocated to each Member forfeiting a Restricted Common Interest in accordance with Section 6.1 hereof based on such forfeiting Member’s Restricted Common Interests, if any, that have not been forfeited, repurchased and/or cancelled.

(e)  Issuance of Additional Interests. The Company is authorized to issue Interests to any Person at such prices per Interest as may be determined in good faith by the Managing Member and in exchange for contributions of cash or property, the provision of services or such other consideration (collectively, “Interest Consideration”) as may be determined by the Managing Member. The number of Interests issued to Members shall be reflected in the books and records of the Company, which shall be updated from time to time as required to reflect issuances of Interests to Additional Members, Transfers of Interests to Substitute Members, acquisition of additional Interests by Members, repurchase, redemption, forfeiture or cancellation of Interests and to reflect the cessation or withdrawal of Members. The number of Interests held by each Member shall not be affected by any (i) issuance by the Company of Interests to other Members or (ii) change in the Capital Account of such Member (other than such changes to reflect additional Interest Consideration from such Member in exchange for new Interests).

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(f)  Certificates; Legend. In the sole discretion of the Managing Member, the issued and outstanding Interests may be represented by certificates. In addition to any other legend required with respect to a particular class, group or series of Interests or pursuant to any other agreement among Members and the Company, each such certificate shall bear the following legend:

“THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) WITHOUT COMPLYING WITH, THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT BY AND AMONG THE MEMBERS OF JGWPT HOLDINGS, LLC (THE “COMPANY”), AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SUCH AGREEMENT, NO TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE “ACT”), AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) IF SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.”

(g)  Article 8 Election. All limited liability company interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware and Article 8 of the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. Any certificate evidencing limited liability company interests issued by the Company shall bear the following legend: “THIS CERTIFICATE EVIDENCES LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY, WHICH ARE SECURITIES GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN ANY OTHER APPLICABLE JURISDICTION.” Any purported amendment to this provision, shall not take effect until all outstanding certificates have been surrendered to the Company for cancellation. This provision shall not be amended, and any purported amendment to this provision shall not be effective, without the prior written consent of JGWPT Holdings, LLC.

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5.2  Capital Contributions.

(a)  Each Member shall contribute or be deemed to have contributed to the Company, as an initial capital contribution (the “Initial Capital Contributions”), the amount in cash or the Book Value of other properties or assets contributed as reflected in the books and records of the Company on the date specified thereon. The books and records of the Company shall be updated from time to time to reflect any additional Capital Contributions made by a Member after the date of such Member’s Initial Capital Contributions (“Additional Capital Contributions”).

(b)  In exchange for its Initial Capital Contribution and any Additional Capital Contributions and for other good and valuable consideration, each Member shall receive, or has received, the number of Interests set forth from time to time in the books and records of the Company.

5.3  No Withdrawal of Capital Contributions; Redemptions and Repurchases.

(a)  Except upon a dissolution and liquidation of the Company effected in accordance with Articles X and XI hereof, no Member shall have the right to withdraw its Capital Contributions from the Company.

(b)  Except in accordance with Section 4.3(f) or Article IX of this Agreement the Company shall not offer to redeem or repurchase any Common Interests unless such offer is made to all holders of Common Interests on a pro rata basis.

5.4  No Other Capital Contributions. Except as provided in Section 5.2 hereof, no Member shall be obligated to make any cash or non-cash contribution to the Company’s capital. Except with the approval of the Managing Member, no Member shall be permitted to make any cash or non-cash contribution to the Company’s capital.

5.5  Maintenance of Capital Accounts.

(a)  The Company shall establish and maintain a capital account (“Capital Account”) for each Member in accordance with the following provisions:

(i)  to each Member’s Capital Account there shall be credited (x) such Member’s contributions of cash and the Book Value of other properties and assets contributed to the Company, (y) such Member’s distributive share of Net Profits and other items of income or gain which are specifically allocated to such Member and (z) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member; and

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(ii)  to each Member’s Capital Account there shall be debited (x) the amount of money and the Book Value of any property distributed to such Member pursuant to any provision of this Agreement, (y) such Member’s distributive share of Net Losses and other items of deduction or loss which are specifically allocated to such Member and (z) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(b)  This Section 5.5 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. Notwithstanding that a particular adjustment is not set forth in this Section 5.5, the Capital Accounts of the Members shall be adjusted as required by, and in accordance with, the Capital Account maintenance rules of Regulations Section 1.704-1(b).

5.6  Information Rights.

(a)  As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Managing Member shall cause to be made available to each Member, as of a date selected by the Managing Member, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with United States generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the board of directors of the Managing Member.

(b)  As soon as practicable, but in no event later than 90 days after the close of each fiscal quarter except the last quarter of each fiscal year, the Managing Member shall cause to be made available to each Member, as of a date selected by the Managing Member, a report containing unaudited financial statements of the Company and such other information as the Managing Member determines to be necessary or appropriate.

(c)  For so long as the DLJMB Main Fund holds, directly or indirectly, any Interests, the DLJMB Main Fund shall have the right to (i) consult with and advise the senior management of the Company and the Company Subsidiaries, upon reasonable notice and at reasonable times from time to time, on all matters relating to the operation of the Company and the Company Subsidiaries and (ii) request that the Company provide to DLJMB Main Fund true and correct copies of all additional documents, reports, financial data and other information as DLJMB Main Fund may reasonably request.

(d)  The Company shall provide to any Member who so requests in writing from time to time the Aggregate Common Interest Percentage of such Member based on the number of Interests then owned by such Member, as reflected on the books and records of the Company.

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ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

6.1  Allocations of Net Profits and Net Losses.

(a)  Allocations to Capital Accounts. Except as provided in Section 6.1(b) or (c) hereof or elsewhere in this Agreement, items of Net Profits and Net Losses shall be allocated among the Members in a manner such that the Capital Accounts of each Member, immediately after giving effect to such allocation, are, as nearly as possible, equal (proportionately) to the amount equal to the Distributions that hypothetically would be made to such Member during such Fiscal Year pursuant to Section 6.4(a) hereof, if (i) the Company were dissolved and terminated; (ii) its affairs were wound up and each Company asset was sold for cash equal to its Book Value (except that any Company asset that is realized in such Fiscal Year shall be treated as if sold for an amount of cash equal to the sum of the amount of any net cash proceeds and the Fair Market Value of any property actually received by the Company in connection with such disposition); (iii) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability); and (iv) the net assets of the Company were distributed in accordance with Section 6.4(a) hereof to the Members immediately after giving effect to such allocation.

(b)  Allocations Relating to Last Fiscal Year. Notwithstanding any other provision of this Agreement, Net Profits and Net Losses for the Fiscal Year in which the Company dissolves and terminates pursuant to Article XI, shall be allocated among the Members in accordance with the provisions of Section 6.1(a) hereof, substituting all references to Section 6.4(a) therein with references to Section 11.1 hereof.

(c)  Construction. If the Managing Member determines in good faith that it is necessary or appropriate to modify or amplify the manner in which the balances of the Capital Accounts are computed or the items of Net Profits and Net Losses are determined in order to comply with Regulations Section 1.704-1(b), the Managing Member may make such modification or amplification.

(d)  Tax Allocations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members, for federal, state, and local income tax purposes, in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among such Members pursuant to Section 6.1(a) hereof except as may otherwise be provided herein or by the Code, or other applicable law. The Managing Member shall have the power to make such allocations and to take any and all action necessary under the Code and the Regulations thereunder, or other applicable law, to effect such allocations.

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(e)  Loss Allocation Limitation. The Net Losses allocated pursuant to Section 6.1(a) hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. To the extent that Net Losses allocated would cause a Member to have an Adjusted Capital Account Deficit while any other Member would not have an Adjusted Capital Account Deficit, such Net Loss shall be allocated to the Members without Adjusted Capital Account Deficits in proportion to the relative amount of Net Loss that may be allocated to each such Member without causing any such Member to have an Adjusted Capital Account Deficit, prior to allocation of any remaining Net Loss to any Member for such Fiscal Year.

(f)  Distributions in Kind. Prior to distributing any asset of the Company in kind, the Capital Accounts of the Members shall be adjusted to reflect the Fair Market Value of such asset by allocating any unrealized gain or loss with respect to such asset to the Capital Accounts pursuant to this Section 6.1.

6.2  Special Allocations. The following special allocations shall be made in the following order prior to any allocations pursuant to Section 6.1 hereof:

(a)  Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f) and notwithstanding any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)  Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) and notwithstanding any other provision of this Article VI, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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(c)  Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.2(c) were not applicable.

(d)  Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.2(c) hereof and this Section 6.2(d) were not applicable.

(e)  Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated in accordance with each Member’s share of Net Profits and Net Losses under Section 6.1(a) hereof.

(f)  Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)  Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulation.

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(h)  Other Allocation Rules.

        (i)  Generally, all Net Profits and Net Losses shall be allocated among the Members as provided in this Article VI. If Members are admitted to the Company on different dates during any Fiscal Year, or the interests of the Members fluctuate during a Fiscal Year, the Net Profits or Net Losses shall be allocated among the Members for such Fiscal Year in accordance with Code Section 706, using any convention determined by the Managing Member and permitted by law.

        (ii)  The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their Interests of income and loss for income tax purposes.

(i)  Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members in the manner determined by the Managing Member so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. If the Book Value of any Company asset is adjusted pursuant to the definition thereof, subsequent allocations of income, gain, loss and deduction with respect to such Company asset shall take account of any variation between the adjusted basis of such Company asset for federal income tax purposes and its Book Value in the manner determined by the Managing Member in accordance with Code Section 704(c) and the Regulations thereunder. Allocations pursuant to this Section 6.2(i) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

6.3  No Right to Distributions. No Member shall have the right to demand or receive distributions of any amount, except as expressly provided in this Article VI or Section 7.7 hereof.

6.4  Distributions.

(a)  Distributions shall be paid to the Members, when, as and if declared by the Managing Member out of funds legally available for the purpose. Any Distributions paid by the Company shall, except as required pursuant to Section 7.7, be paid to holders of the Common Interests (including, for the avoidance of doubt, Non-Voting Common Interests and Restricted Common Interests) in proportion to their respective Aggregate Common Interest Percentages.

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(b)  To the extent that Distributions to a Member with respect to a given Fiscal Year are less than an amount equal to the product of (x) the taxable net income allocated to such Member pursuant to this Agreement for such Fiscal Year multiplied by (y) the Tax Rate (such product, the “Assumed Tax Liability”) then, unless the Managing Member shall determine in good faith that such distribution would not be in the best interests of the Company, the Company shall distribute to such Member an amount equal to the excess of the Member’s Assumed Tax Liability over the Distributions previously made to the Member with respect to such Fiscal Year (such difference, “Tax Distributions”). The amounts distributed to any Member pursuant to this Section 6.4(b) or pursuant to Section 7.7 shall be counted towards the amounts distributable to any Member pursuant to Section 6.4(a). The Managing Member shall use commercially reasonable efforts to cause the Tax Distributions contemplated by this Section 6.4(b) to be made for each Fiscal Year as promptly as practicable during the immediately succeeding year, subject to the Managing Member’s review of the needs of the Company’s business. Notwithstanding anything to the contrary contained in this Agreement, no Tax Distributions shall be made under this Section 6.4(b) in respect of income from discharge of indebtedness within the meaning of Section 108 of the Code (and any corresponding state, local or foreign tax law) that was realized or recognized prior to July 12, 2011, including with respect to the term loan maturing in April 2014 in the amount of $325,000,000 for which an election under Section 108(i) of the Code was made by JGW Holdco, LLC, regardless of whether an election was made under Section 108(i) of the Code (or any corresponding state, local or foreign tax law) to defer the inclusion of such income into gross income until a later taxable period.

6.5  Withholding. The Company is hereby authorized and directed to withhold from any distribution made to a Member the amount of taxes required to be withheld or paid by the Company with respect to any allocations or distributions to such Member as levied by any federal, state, local or foreign taxing authority. Any amount so withheld shall be treated as a distribution under Section 6.4 hereof and shall reduce the amount otherwise distributable to such Member hereunder. In the event that distributions under Section 6.4 hereof are insufficient to cover the amount of taxes required to be withheld or paid by the Company pursuant to this Section 6.5, the Member to which such taxes relate shall be obligated to indemnify the Company for such taxes in excess of distributions.

6.6  Restrictions on Distributions. The foregoing provisions of this Article VI to the contrary notwithstanding, no distribution shall be made if, and for so long as, such distribution would violate any law, rule, regulation, order or directive of any Governmental Authority then applicable to the Company.

6.7  Distributions in Liquidation. Upon the liquidation of the Company, liquidation proceeds, if any, shall be distributed in accordance with the provisions of Section 11.1 hereof.

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6.8  Determinations by the Managing Member. All matters concerning the computation of Capital Accounts, the allocation of items of Company income, gain, loss, deduction and expense for all purposes of this Agreement and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managing Member in good faith. Such determinations shall be final and conclusive as to all the Members. Without in any way limiting the scope of the foregoing, if and to the extent that, for income tax purposes, any item of income, gain, loss, deduction or expense of any Member or the Company is constructively attributed to, respectively, the Company or any Member, or any contribution to or distribution by the Company or any payment by any Member or the Company is recharacterized, the Managing Member may, in its discretion and without limitation, specially allocate items of Company income, gain, loss, deduction and expense and/or make correlative adjustments to the Capital Accounts of the Members in a manner so that the net amount of income, gain, loss, deduction and expense realized by each relevant party (after taking into account such special allocations) and the net Capital Account balances of the Members (after taking into account such special allocations and adjustments) shall, as nearly as possible, be equal, respectively, to the amount of income, gain, loss, deduction and expense that would have been realized by each relevant party and the Capital Account balances of the Members that would have existed if such attribution and/or recharacterization and the application of this Section 6.8 had not occurred. Notwithstanding anything expressed or implied to the contrary in this Agreement but subject to Section 4.6(a), in the event the Managing Member shall determine in good faith that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members, the Managing Member may make such modification.

ARTICLE VII

ACCOUNTS

7.1  Books. The Managing Member shall cause to be maintained complete and accurate books of account of the Company’s affairs at the Company’s principal place of business. Such books shall be kept on such method of accounting, as the Managing Member shall select. For purposes of the Company’s financial statements, the Company’s assets and liabilities and statements of operations and cash flows shall be prepared in conformity with generally accepted accounting principles. The Company’s accounting period shall be as determined by the Managing Member.

7.2  Reports.

(a)  The books of account of the Company shall be closed after the close of each calendar year, and there shall be prepared and sent to each Member a statement of the profits and losses of the Company for that period and a statement of such Member’s distributive share of income and expense for income tax reporting purposes.

(b)  In the event that PGHI or any Permitted Transferee of PGHI can reasonably demonstrate to the Company that the Company is then deemed to be a CS-Controlled Affiliate, then the Company, DLJMB and the internal legal and compliance department of Credit Suisse shall cooperate in good faith to structure the PGHI ownership of Common Interests in a manner that shall not cause the Company to be deemed a CS-Controlled Affiliate.

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7.3  No Right of Inspection by Members.

(a)  Without the prior written consent of the Managing Member, no Member which, together with its Affiliates, holds Interests representing an Aggregate Common Interest Percentage of less than two percent (2%) shall be entitled to inspect or copy any books or records of the Company, including, without limitation, any list of the Members of the Company. No Member which, together with its Affiliates, holds Interests representing an Aggregate Common Interest Percentage of at least two percent (2%) shall be entitled to inspect or copy any books or records of the Company unless the primary purpose for such inspection and copying is reasonably related to such Member’s status as a Member, and provided, that, no such Member shall, in any event, be entitled to inspect or copy any list of the Members of the Company. Notwithstanding the foregoing provisions of this Section 7.3(a), the Company shall not be required to provide any information to any Member that would reasonably be considered a competitor of the Company or that has otherwise been identified, in the good faith reasonable judgment of the Managing Member, as an actual competitor of, or adverse to the interests of, the Company.

(b)  Notwithstanding anything in Section 7.3(a) to the contrary, for so long as the DLJMB Main Fund holds, directly or indirectly, any Interests, the DLJMB Main Fund (or any authorized representative thereof) may, upon prior written notice to the Company, examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that such examination and inspection shall not unreasonably interfere with the operations or business of the Company.

7.4  Federal Tax Matters. The Managing Member shall be the Tax Matters Member, which shall be considered the tax matters partner for purposes of the Code. In addition to the specific duties and obligations of the tax matters partner set forth in Code Sections 6221 through 6234, the Tax Matters Member shall cause to be prepared and shall sign all tax returns of the Company, which returns shall be reviewed in advance of filing by an independent certified public accountant, make any election which is available to the Company, and monitor any Governmental Authority in any audit that such Governmental Authority may conduct of the Company’s books and records or other documents; provided, however, that the Tax Matters Member shall not elect to have the Company taxed other than as a partnership for federal income tax purposes. Notwithstanding the foregoing or Section 7.2, the JLL Member acknowledges and agrees that (i) the Company has certain obligations to provide assistance and cooperation to PGHI in respect of tax matters pursuant to Section 5.11 of the Peach Merger Agreement, and (ii) PGHI has certain rights to control and represent the interests of Orchard Acquisition Company and its subsidiaries in respect of certain tax audits and administrative and judicial proceedings pursuant to Section 7.3(f) of the Peach Merger Agreement.

7.5  Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement and federal income tax purposes shall be determined by the Managing Member from time to time pursuant to Code Section 706 and the Regulations thereunder.

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7.6  Issuance of Compensatory Interests.

(a)  The Tax Matters Member is hereby authorized and directed to cause the Company to make an election to value any Interests issued by the Company after the Effective Date as compensation for services to or for the benefit of the Company (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Tax Matters Member shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(b)  Any such Safe Harbor Election shall be binding on the Company and on all of its Members with respect to all transfers of Compensatory Interests thereafter made by the Company while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the electing Member as permitted by the Proposed Rules or any applicable rule.

(c)  Each Member (including any person to whom a Compensatory Interest is transferred in connection with performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

(d)  The Tax Matters Member shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of Compensatory Interests covered by the Safe Harbor Election.

(e)  The Managing Member is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules (or any similar rule), in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.

(f)  Each Member agrees to cooperate with the Tax Matters Member to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Tax Matters Member.

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7.7  Structure to Defer Recognizing Income or Gain.

(a)  Notwithstanding anything to the contrary contained in this Agreement, but subject to paragraph (b) hereof, until July 12, 2015, the Company and the Company Subsidiaries shall not sell or otherwise dispose of any Legacy Peach Assets in a Restricted Transaction without the prior written consent of PGHI (for so long as PGHI holds Interests) if (i) any income or gain recognized by the Company would be allocated to PGHI under Code Section 704(c) (net of any loss or deduction so recognized and allocated to PGHI under Code Section 704(c)) in respect of such Restricted Transaction and (ii) the Covered 704(c) Gain is greater than zero.

(b)  The Company and the Company Subsidiaries may sell or otherwise dispose of Legacy Peach Assets in a Restricted Transaction without the prior written consent of PGHI if the following conditions are satisfied:

        (i)  Either:

(1)   the sum of all cash Distributions previously made to PGHI under this Agreement as of the end of each Estimated Tax Period in the calendar year in which such Restricted Transaction occurs equals or exceeds the product of (x) the sum of (A) the Covered 704(c) Gain plus (B) all other income and gain recognized by the Company for such taxable year that has been or will be allocated to PGHI as of the end of each such quarter multiplied by (y) the Tax Rate, or

(2)   PGHI receives a priority non-pro rata Distribution from the Company no later than thirty (30) days after the last day of the Estimated Tax Period of the calendar year in which the income or gain of the Company that is allocated to PGHI under Code Section 704(c) in respect of the Restricted Transaction is required to be recognized, equal to the difference between (x) the product of (A) the Covered 704(c) Gain multiplied by (B) the Tax Rate and (y) the sum of all cash Distributions or Tax Distributions previously made to PGHI under this Agreement as of the end of the relevant Estimated Tax Period minus the product of (A) all other income and gain recognized by the Company as of the end of such Estimated Tax Period that has been or will be allocated to PGHI multiplied by (B) the Tax Rate.

(ii)  Regardless of whether or not the Covered 704(c) Gain is greater than zero at the end of a relevant Estimated Tax Period, a priority non-pro rata Distribution shall be made to PGHI in order to permit the payment of state and local taxes, and United States federal “alternative minimum taxes,” attributable to any income or gain recognized by the Company and allocated to PGHI under Code Section 704(c) (net of any loss or deduction so recognized and allocated to PGHI under Code Section 704(c)) in respect of Restricted Transactions, taking into account any net operating loss carryforwards of PGHI with respect to

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such taxes, but subject to any applicable limitations in respect of such net operating loss carryforwards; provided, however, that income or gain shall be excluded from this Section 7.7(b)(ii) to the extent that Distributions, Tax Distributions or Distributions under Section 7.7(b)(i)(2) have been made on account of such income or gain sufficient to satisfy the applicable state and local taxes and United States federal “alternative minimum taxes” in respect of such income or gain.

Any amounts distributed to PGHI pursuant to this Section 7.7(b)(i)(2) and Section 7.7(b)(ii) shall be treated as an advance of, and shall reduce the amount of, any distributions PGHI is otherwise entitled to receive under this Agreement (other than pursuant to Section 6.4(b) and this Section 7.7).

ARTICLE VIII

TRANSFER OF INTERESTS IN THE COMPANY

8.1  Prohibition.

(a)  Each Member (other than the Managing Member and the JLL Member) holding Common Interests (including Non-Voting Common Interests but not including Restricted Common Interests, which are addressed in Section 8.1(b)) shall hold its Common Interests and shall not, directly or indirectly, Transfer or in any way alienate any of such Common Interests or any right or interest therein, other than any Transfer (i) of Common Interests to a Permitted Transferee of such Common Interests; (ii) of Common Interests to any other Member of the Company or any such other Member’s Affiliates; (iii) of Common Interests in an Exchange pursuant to Article IX; or (iv) of Common Interests upon the written consent of the Managing Member.

(b)  Each Employee Member shall hold its Restricted Common Interests and shall not, directly or indirectly, Transfer or in any way alienate any of such Restricted Common Interests or any right or interest therein, other than Transfers (i) of Restricted Common Interests to a Permitted Transferee of such Restricted Common Interests, (iii) of Restricted Common Interests in an Exchange pursuant to Article IX; or (iv) of Restricted Common Interests upon the written consent of the Managing Member. Any Transfer permitted under Section 8.1(a) or this Section 8.1(b) is hereinafter referred to as a “Permitted Transfer”.

(c)  Any holder of Non-Voting Common Interests may convert all or any portion of its Non-Voting Common Interests into an equal number of Voting Common Interests, but only if such conversion is simultaneous with or following (i) a Transfer of such Voting Common Interests that is part of a widely distributed public offering of Common Interests, (ii) a Transfer of such Voting Common Interests that is part of a private placement of Common Interests in which no one party (or group of associated persons) acquires the rights to purchase in excess of 2% of the Common Interests then outstanding, (iii) a Transfer of such Voting Common Interests to an

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underwriter for the purpose of conducting a widely distributed public offering of Common Interests, (iv) following a widely distributed public offering of Common Interests, a Transfer of Voting Common Interests not requiring registration under the Securities Act of 1933, as amended, in reliance on Rule 144 thereunder in which no one party (or group of associated persons) acquires in excess of 2% of the Common Interests then outstanding, (v) a Transfer of such Voting Common Interests to the Company, (vi) a Transfer of such Voting Common Interests to a Person as part of a transaction that is a Sale Transaction (without giving effect to the transfer of any Common Interests held by PGHI) or (vii) a Transfer of such Voting Common Interests to any Permitted Transferee of PGHI (other than a CS-Controlled Affiliate), in a liquidation or dissolution of PGHI of the Non-Voting Common Interests of PGHI to its equity holders, based on such equity holders’ proportionate ownership of PGHI (collectively, the “Conversion Conditions”).

(d)  In the case of any proposed Transfer of Common Interests to a Permitted Transferee or to any other Member of the Company (or any such other Member’s Affiliates) by any such Member, the transferring Member shall deliver to the Company, at least five (5) Business Days prior to such Transfer, a written notice stating its intention to Transfer the Interests to be transferred, the name of the transferee, whether such transferee is an Affiliate of the Member, the number of Interests to be transferred, and any material terms and conditions of the Transfer that would have an impact upon the Company or the Company Subsidiaries, including, without limitation, any continuing transfer restrictions contemplated therein. Promptly following the receipt by the Company of written notice of a proposed Transfer of Interests by a Member that would cause the Company to be deemed a CS-Controlled Affiliate, the Company shall provide to the director who sits on the Board of Directors of the Managing Member as a designee of PGHI (or an assignee of PGHI), in his capacity as a director, on behalf of Credit Suisse, a copy of each such notice.

(e)  Notwithstanding anything to the contrary set forth above, the Common Interests held by the Managing Member are not transferrable other than in connection with a Sale Transaction.

(f)  Any attempted Transfer of Interests by any such Member, other than in strict accordance with this Article VIII, shall be null and void and the purported transferee shall have no rights as a Member or Assignee hereunder.

8.2  Conditions to Permitted Transfers. Except with respect to an Exchange pursuant to Article IX, a Member shall be entitled to make a Transfer of all or any portion of its Interests only upon satisfaction of each of the following conditions:

(a)  such Transfer does not require the registration or qualification of such Interests pursuant to any applicable federal or state securities laws;

(b)  such Transfer does not result in a violation of applicable laws;

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(c)  such Transfer would not cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c));

(d)  such Transfer would not, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

(e)  such Transfer is in compliance with, and does not cause a termination of the Company, or the Company to lose its status as a partnership, for federal and state income tax purposes;

(f)  such Transfer is not made to any person or entity who lacks the legal right, power or capacity to own Interests;

(g)  such Transfer does not cause the Company to become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code Section 7704(b);

(h)  such Transfer does not cause the Company to become a reporting company under the Exchange Act;

(i)  such Transfer does not subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended;

(j)  such Transfer is not knowingly made to a Person that, in the good faith reasonable judgment of the Managing Member, is an actual competitor of, or is otherwise adverse to the interests of, the Company; provided, however, that this clause (j) shall not prohibit any Transfer to a Permitted Transferee except for Credit Suisse, Transfers to which shall be prohibited at the discretion of the Managing Member;

(k)  the Managing Member receives written instruments that are in a form satisfactory to the Managing Member, as determined in its reasonable discretion, including, without limitation, (i) copies of any instruments of Transfer, (ii) such Assignee’s consent to be bound by this Agreement as an Assignee, and (iii) if reasonably requested by the Managing Member (other than in connection with a Transfer to a Permitted Transferee or to another Member), an opinion of counsel to such Assignee, in form and substance reasonably acceptable to the Managing Member, to the effect that the conditions set forth in subsections (a)-(j) above have been reasonably satisfied; provided, however, that clause (j) above shall not apply in the case of any Transfer by the JLL Member, and

(l)  except in the case of a Transfer of Non-Voting Common Interests, the transferor must simultaneously Transfer to the transferee an equal number of Class B Shares.

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8.3  Effect of Transfers.

(a)  Upon any Permitted Transfer, the Assignee of the Interests Transferred shall be entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar items to which the transferring Member would be entitled with respect to such Interests and shall not be entitled to exercise any of the other rights of a Member with respect to the transferring Member’s Interests, including, without limitation, the right to vote, unless and until such Assignee is admitted to the Company as a Substitute Member pursuant to Section 8.5 hereof.

(b)  Upon any Permitted Transfer by PGHI, the transferee of the Interests Transferred shall be entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar items to which PGHI would be entitled with respect to such Interests. Notwithstanding anything else in this Agreement to the contrary, upon a Permitted Transfer by PGHI, the transferee of the Interests Transferred shall be admitted to the Company as a Substitute Member upon delivery to the Managing Member of the written instruments specified in Section 8.2(k) above and shall be entitled to exercise any of the other rights of a Member with respect to the transferring Member’s Interests, including, without limitation, the right to vote.

8.4  Admission of Additional Members. A Person shall become an Additional Member pursuant to the terms of this Agreement only if and when each of the following conditions is satisfied:

(a)  the Managing Member consents in writing to such admission, which consent may be given or withheld in its sole and absolute discretion;

(b)  the Managing Member, in its sole and absolute discretion, determines the nature and amount of the Interest Consideration to be paid by such Person;

(c)  the Managing Member has received, on behalf of the Company, such Person’s Interest Consideration as so determined; and

(d)  the Managing Member receives written instruments (including, without limitation, such Person’s consent to be bound by this Agreement as a Member) that are in a form satisfactory to the Managing Member, as determined in its sole and absolute discretion.

8.5  Admission of Assignees as Substitute Members. An Assignee of all or any portion of the Interests of a Member shall become a Substitute Member of the Company only if and when all of the following conditions are satisfied:

(a)  the Managing Member consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in its reasonable discretion; provided that the Managing Member’s consent is not required for a transfer to a Permitted Transferee; and

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(b)  the Managing Member receives written instruments (including, without limitation, such Assignee’s consent to be bound by this Agreement as a Member) that are in a form satisfactory to the Managing Member, as determined in its reasonable discretion.

8.6  Cessation of Member.

(a)  Any Member shall cease to be a Member of the Company upon the earliest to occur of any of the following events:

        (i)  such Member’s withdrawal from the Company pursuant to Section 8.7(a) hereof; or

        (ii)  as to any Member that is not an individual, the filing of a certificate of dissolution, or its equivalent, for such Member.

(b)  Upon any Member ceasing to be a Member pursuant to subsection 8.6(a) hereof, such Member or its successor in interest shall become an Assignee of its Interests, entitled to receive the Distributions and allocations of income, gain, loss, deduction, credit or similar item to which such Member would have been entitled and shall not be entitled to exercise any of the other rights of a Member in, or have any duties or other obligations of a Member with respect to, such Interests. No such Member shall have a right to a return of its Capital Contribution.

8.7  Withdrawal of Members Upon Transfer.

(a)  If a Member has Transferred all of its Interests in one or more Permitted Transfers or pursuant to Article IX hereof, then such Member shall withdraw from the Company on the date upon which each Assignee of such Interests has been admitted as a Substitute Member in accordance with Section 8.5 hereof, and such Member shall no longer be entitled to exercise any rights or powers of a Member under this Agreement.

(b)  No Member shall have the right to withdraw from the Company other than pursuant to Section 8.7(a) hereof.

8.8  Effect of Notices. Notwithstanding any provision hereof to the contrary, the giving to the holders of Common Interests of any notice of sale or purchase shall not obligate a Transferring Member to consummate or effect any transaction referred to therein.

ARTICLE IX

EXCHANGE

9.1  General. Subject to adjustment as set forth in Section 9.9 hereof, each Member shall be permitted, at any time and from time to time after the expiration or earlier termination of the Lock-Up Period (as that term is defined in the Registration Rights Agreement), to exchange with the Company any or all of the Common Interests held by such Member as follows (each, an “Exchange”):

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(a)  in the case of any Member exchanging Voting Common Interests, one Voting Common Interest together with one Class B Share will be exchangeable for one Class A Share;

(b)  in the case of any Member exchanging Non-Voting Common Interests, one Non-Voting Common Interest will be exchangeable for one Class C Share; and

(c)  in the case of the Employee Members exchanging Restricted Common Interests, one Restricted Common Interest together with one Class B Share will be exchangeable for one Class A Share.

9.2  Exchange Notice. In order to exercise the exchange right provided for under Section 9.1, the exchanging Member shall present and surrender the certificate or certificates representing such Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, as applicable, and, in the case of an Exchange pursuant to Section 9.1(a) or Section 9.1(c) above, the Class B Shares (in each case, if certificated) during usual business hours at the principal executive offices of the Managing Member, or if any agent for the registration or transfer of Class B Shares is then appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent, accompanied by written notice (the “Exchange Notice”) to the Managing Member and the Transfer Agent stating that the exchanging Member elects to exchange with the Company a stated number of Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, as applicable, and, in the case of an Exchange pursuant to Section 9.1(a) or Section 9.1(c) above, the Class B Shares represented, if applicable, by such certificate or certificates, to the extent specified in such notice, and (if the Class A Shares or Class C Shares to be received are to be issued other than in the name of the exchanging Member) specifying the name(s) of the Person(s) in whose name or on whose order the Class A Shares or Class C Shares are to be issued. The Member seeking to Exchange shall represent to each of the Company and the Managing Member in the Exchange Notice that such Member owns the Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, as applicable, to be delivered at such Closing pursuant to Section 9.3, free and clear of all Liens, except as set forth therein, and, if there are any Liens identified in the Exchange Notice, such Member shall covenant that such Member will deliver at the applicable Closing evidence reasonably satisfactory to the Company and the Managing Member, that all such Liens have been released. An Exchange Notice may be revoked or modified at any time prior to consummation of the Exchange in the discretion of the Member seeking to Exchange. The Managing Member may adopt policies and procedures for the administration of Exchanges in addition to those set forth herein, which policies and procedures may include limitations on Members’ ability to Exchange other than in specified periods.

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9.3  Closing Date.

(a)  If an Exchange Notice has been delivered pursuant to Section 9.2, then as promptly as practicable after receipt of the Exchange Notice (the “Closing Date”), the parties shall effect the closing (the “Closing”) of the transactions contemplated by this Article IX at the offices of the Managing Member, at 201 King of Prussia Road, Suite 501, Radnor, PA 19087, or at such other time, at such other place, and in such other manner, as the applicable parties to such Exchange shall agree in writing.

(b)  No Exchange in which the Class A Shares or Class C Shares are to be issued other than in the name of the Exchanging Member shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Managing Member, such Exchange would not comply with the conditions to Transfer set forth in Section 8.2 hereof.

(c)  Notwithstanding anything to the contrary in this Article IX, during a Blackout Period (as defined below): (i) the Managing Member, in its sole discretion, shall have the right to prohibit any Member from effecting an Exchange, and the Managing Member and the Company shall have the right to delay or suspend any such Exchange (whether such Exchange will result in the issuance of Class A Shares or Class C Shares or the payment of a Cash Amount); and (ii) a Member shall be prohibited from effecting any Transfer in connection with an Exchange, and the Managing Member and the Company shall have the right to delay or suspend any such Transfer at the Closing Date (whether such Transfer or related Exchange will result in the issuance of Class A Shares or Class C Shares or the payment of a Cash Amount). For purposes of this Section 9.4(c), (x) “Blackout Period” means any time period (A) that is not an Open Window (as defined below), (B) during which the Managing Member is in possession of material non-public information and has determined in good faith that the disclosure of such information would not be in the best interests of the Managing Member, or (C) during which the Shelf Registration Statement (as that term is defined in the Registration Rights Agreement) is not effective or is otherwise unavailable; provided that any such Blackout Period shall expire on the date on which the circumstances set forth in clauses (A), (B), and (C), in the Managing Member’s sole discretion, no longer obtain; and (y) an “Open Window” means any period determined during which, in the discretion of the Managing Member’s General Counsel, (a) the directors and executive officers of the Managing Member are permitted to trade securities of the Managing Member under the Managing Member’s insider trading policy and (b) the Managing Member is not in possession of material non-public information.

9.4  Closing Conditions.

(a)  The obligations of any of the parties to consummate an Exchange pursuant to this Article IX shall be subject to the conditions that there shall be no injunction, restraining order or decree of any nature of any Governmental Authority that is then in effect that restrains or prohibits the Exchange of Common Interests.

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(b)  The obligations of the Company and the Managing Member to consummate an Exchange pursuant to this Article IX with respect to a Member exchanging Voting Common Interests or Restricted Common Interests at such Closing shall be subject to the condition that such Member shall have taken all actions reasonably requested by the Company or the Managing Member to permit the redemption, immediately following the Closing, of a number of Class B Shares equal to the number of Voting Common Interests or Restricted Common Interests being exchanged by such Member at such Closing (including delivery to the Company of certificates evidencing such number of Class B Shares and confirmation that any Liens on such Class B Shares shall have been released).

(c)  The obligations of each Member exchanging Voting Common Interests or Restricted Common Interests at such Closing shall be subject to the condition that the Managing Member shall have taken all actions reasonably required to permit the redemption, immediately following the Closing, of a number of Class B Shares held by such Member equal to the number of Voting Common Interests or Restricted Common Interests being Exchanged by such Member at such Closing; provided that this condition shall be satisfied if the Managing Member is legally prohibited from redeeming any Class B Shares tendered in connection with an Exchange and instead accepts such Class B Shares to be held in trust pending redemption of such Class B Shares at a later time when such legal prohibition is no longer in effect.

9.5  Closing Deliveries. At each Closing, the Company, the Managing Member and each Member that has submitted an Exchange Notice in respect of such Closing shall deliver the following:

(a)  each such Member shall deliver an instrument of transfer in form reasonably satisfactory to the Managing Member, sufficient to transfer to the Company the number of Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests set forth in the Exchange Notice of such Member;

(b)  if applicable, each such Member shall deliver evidence reasonably satisfactory to the Company and the Managing Member, that all Liens on such Member’s Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests and, if applicable, Class B Shares delivered pursuant to this Section 9.5 have been released;

(c)  the Managing Member shall deliver to the Company a certificate issued in the name of each such Member representing a number of Class A Shares equal to the number of Voting Common Interests or Restricted Common Interests such Member elected to Exchange and a certificate issued in the name of each such Member representing a number of Class C Shares equal to the number of Non-Voting Common Interests such Member elected to Exchange;

(d)  the Company shall deliver to the Managing Member a number of Common Interests equal to the aggregate number of Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests each such Member elected to Exchange; and

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(e)  the Company shall deliver to each such Member a certificate representing a number of Class A Shares equal to the number of Voting Common Interests or Restricted Common Interests such Member elected to Exchange and a certificate representing a number of Class C Shares equal to the number of Non-Voting Common Interests such Member elected to Exchange.

9.6  Expenses. Except as provided in the Registration Rights Agreement, each party hereto shall bear such party’s own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated.

9.7  Termination of Membership; Cancellation and Registration of Common Interests. Upon consummation of each Closing contemplated by this Article IX, each Voting Common Interest, Non-Voting Common Interest or Restricted Common Interest, as applicable, exchanged at such Closing shall thereafter be cancelled and a corresponding number of newly issued Common Interests shall be registered in the name of JHI, and the Managing Member shall modify the books and records of the Company to reflect such Transfer. In the event that, as a result of an Exchange a Member shall cease to hold any Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, such Member shall cease to be a “member” of the Company for any purpose under the Agreement or the Act.

9.8  Tax Treatment. As required by the Code and the Regulations: (i) the parties shall report an Exchange consummated hereunder as a taxable sale of Common Interests by a Member to the Company (in conjunction with an associated cancellation of Class B Shares) and (ii) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

9.9  Adjustment. In the event that the outstanding Class A Shares or Class C Shares are converted into another class or series of stock of JHI, then each Member otherwise entitled to effect an Exchange pursuant to Section 9.1 shall, upon such Exchange, instead of receiving Class A Shares or Class C Shares receive upon such Exchange the amount of such other class or series of stock of JHI that such Member would have received if the Exchange had occurred immediately before the effective date of such event and the Class A Shares or Class C Shares received by such Member had been converted into the new class or series.

9.10  Alternative Exchange.

(a)  In order to structure a transaction equivalent to an Exchange in a tax efficient manner for PGHI, provided that (x) Life Settlement Corporation, SES Endurance Trust, Discounted Life Holdings, LLC, DLP Funding, LLC, DLP Funding II, LLC, DLP Funding III, LLC, DLP Master Trust, DLP Master Trust II, DLP Master Trust III, DLP Funding, Ltd., DLP Funding II, Ltd. and DLP Funding III Ltd. are not then

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Subsidiaries of PGHI (or will be distributed prior to any acquisition of PGHI pursuant to this Section 9.10(a)), (y) PGHI has not conducted any trade or business other than, by virtue of its ownership of Interests, its ownership of Life Settlement Corporation, SES Endurance Trust, Discounted Life Holdings, LLC, DLP Funding, LLC, DLP Funding II, LLC, DLP Funding III, LLC, DLP Master Trust, DLP Master Trust II, DLP Master Trust III, DLP Funding, Ltd., DLP Funding II, Ltd. and DLP Funding III Ltd. or its ownership of any assets distributed to PGHI pursuant to Section 2.8 and Section 5.21 of the Peach Merger Agreement, and (z) PGHI does not have any material liabilities, if requested by PGHI, in lieu of an Exchange by PGHI of its Interests in accordance with Sections 9.1 through 9.9 above, the Managing Member shall acquire PGHI pursuant to a transaction whereby the receipt of the equity interests in the Managing Member by the stockholders of PGHI is intended to qualify for non-recognition treatment under Section 351 of the Code or Section 368 of the Code; provided that, in any such transaction, the stockholders of PGHI may be issued, at their election, Class A Shares or Class C Shares. If any of the foregoing requirements of clauses (y) and (z) of this Section 9.10(a) is not satisfied, then the Managing Member, the Company and PGHI shall use commercially reasonable efforts (taking into account the interests of the holders of the Class A Shares and any advice from the Company’s and PGHI’s counsel, underwriters, investment bankers and other financial advisors) to structure a transaction in lieu of the Exchange by PGHI of its Interests in a manner that, in the opinion of the counsel to PGHI, should permit the Interests held by PGHI to be transferred pursuant to such transaction in a manner that qualifies as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. Notwithstanding the foregoing, the provisions of this Section 9.10(a) shall not create an obligation to structure the transaction to qualify for non-recognition treatment under Section 351 of the Code or Section 368 of the Code if such obligation would, in the good faith determination of the Managing Member (taking into account the interests of the holders of the Class A Shares and any advice from the Company’s and PGHI’s counsel, investment bankers and other financial advisors), reasonably be expected to have an adverse financial impact on the Company or any of its Members or the Managing Member or any of their equity holders in the amount of more than $2,700,000 (without regard to any available net operating losses of PGHI); provided, however, that if the Managing Member determines that the amount of adverse financial impact would exceed $2,700,000 as provided above, then the Company shall negotiate in good faith with PGHI in an effort to agree upon terms and conditions pursuant to which PGHI can compensate the Company or its Members or the Managing Member or its equity holders, as applicable, for such adverse financial impact and, in the event the parties reach such an agreement, then the Company shall structure the transaction to qualify for non-recognition treatment under Section 351 of the Code or Section 368 of the Code, as applicable; provided, further, that none of the foregoing shall create any obligation of the Company or any of its Members or the Managing Member or any of its equity holders to accept any uncompensated adverse financial impact arising from the 2009 cancellation of indebtedness of Peach Holdings, Inc. The obligation of the Managing Member to acquire PGHI pursuant to this Section 9.10(a) shall in any event terminate and cease to be in effect if a transaction whereby the receipt of the equity interests in the Managing Member by the stockholders of PGHI is intended to qualify for non-recognition treatment under Section 351 of the Code or Section 368 of the Code shall not have occurred on or before December 31, 2016.

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(b)  In order to structure a transaction equivalent to an Exchange in a tax efficient manner for the JLL Members, provided that JGW Holdings Inc. does not have any material liabilities in excess of $2,700,000, if requested by the JLL Members, in lieu of an Exchange by the JLL Members of the portion of their Interests held by JGW Holdings Inc. in accordance with Sections 9.1 through 9.9 above, the Managing Member shall acquire JGW Holdings Inc. pursuant to a transaction whereby the receipt of the equity interests in the Managing Member by the equityholders of JGW Holdings Inc. is intended to qualify for non-recognition treatment under Section 351 of the Code or Section 368 of the Code. If the foregoing requirement of this Section 9.10(b) is not satisfied, then the Managing Member, the Company and the JLL Members shall use commercially reasonable efforts (taking into account the interests of the holders of the Class A Shares and any advice from the Company’s and the JLL Members’ counsel, investment bankers and other financial advisors) to structure a transaction in lieu of the Exchange by the JLL Members of the portion of their Interests held by JGW Holdings Inc. in a manner that, in the opinion of the counsel to the JLL Members, should permit the portion of their Interests held by JGW Holdings Inc. to be transferred pursuant to such transaction in a manner that qualifies as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. If the Managing Member determines that the amount of material liabilities of JLL would exceed $2,700,000 as provided above, then the Company shall negotiate in good faith with the JLL Members in an effort to agree upon terms and conditions pursuant to which the JLL Members can compensate the Company or its Members or the Managing Member or its equity holders, as applicable, for such material liabilities and, in the event the parties reach such an agreement, then the Company shall structure the transaction to qualify for non-recognition treatment under Section 351 of the Code or Section 368 of the Code, as applicable.

(c)  For purposes of clauses (a) and (b) of this Section 9.10, to the extent that either PGHI Corp., in the case of Section 9.10(a), or JGW Holdings, Inc., in the case of Section 9.10(b), is determined to have material liabilities related to unsheltered projected future tax obligations or, in the case of PGHI Corp., that a transaction of the type contemplated in Section 9.10(a) would have an adverse financial impact on the Company or any of its Members or the Managing Member or any of their equity holders as contemplated therein related to unsheltered projected future tax obligations, and such material liabilities or adverse financial impact would be sufficient to render the conditions to the transactions contemplated in Section 9.10(a) or Section 9.10(b), as applicable, not satisfied, then the JLL Holders or PGHI Corp., as applicable, shall be permitted to resolve such liabilities or adverse financial impact related to unsheltered projected future tax obligations (i) in cash (by depositing cash collateral into a third-party escrow account or otherwise making cash or cash equivalents available to the Managing Member upon or following such transaction, obtaining a letter of credit in the requisite amount or otherwise providing a creditworthy indemnity or other guarantee of satisfaction of the liability), or (ii) by a reduction in the amount of capital stock of the Managing Member to be received by the equityholders of JGW Holdings Inc. or PGHI Corp., as applicable, by an amount sufficient to compensate the Company or its Members

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or the Managing Member or its equity holders, as applicable, for such liability or adverse financial impact; provided that the Managing Member shall only be required to agree to a resolution pursuant to this clause (ii) if the amount of the reduction of the equity to be received by the equityholders of PGHI Corp. or JGW Holdings, Inc., as applicable, is sufficient to fully compensate the Company or its Members or the Managing Member or its equity holders, as applicable, valuing such equity for this purpose at Fair Market Value. If PGHI Corp. or JGW Holdings, Inc. shall have resolved any such liabilities or adverse financial impact related to unsheltered projected future tax obligations in the manner specified in this Section 9.10(c), then the conditions set forth above with respect to the transactions contemplated in Sections 9.10(a) and 9.10(b) shall be deemed satisfied, solely with respect to any such material liability or adverse financial impact related to unsheltered projected future tax obligations. For purposes of this Section 9.10(c), the parties hereto acknowledge and agree the value of any liabilities related to unsheltered projected future tax obligations shall be discounted to present value using a discount rate equal to the cost of debt of the Company and the Company Subsidiaries for general recourse obligations incurred by the Company and the Company Subsidiaries.

9.11  Cash Exchange. Notwithstanding anything to the contrary in Sections 9.1 through 9.9 above, but subject to Section 9.10 above, the board of directors of the Managing Member may, in its sole and absolute discretion, elect to cause the Company to redeem some or all of the Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, as applicable, surrendered for Exchange for cash (the “Cash Exchange”). The amount of cash to be paid for the Cash Exchange (the “Cash Amount”) shall be equal to the product obtained by multiplying (x) the Fair Market Value of a Class A Share on the date that the Exchange Notice is delivered to the Company, times (y) the aggregate number of Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, as applicable, to be Exchanged in the Cash Exchange. If the board of directors of the Managing Member chooses to cause the Company to redeem some or all of the surrendered Voting Common Interests, Non-Voting Common Interests or Restricted Common Interests, as applicable, pursuant to this Section 9.11, the Company shall give written notice thereof to such exchanging Member on or before the close of business three days prior to Closing, and the number of Class A Shares or Class C Shares to be delivered in the Exchange pursuant to Sections 9.1 through 9.9 shall be correspondingly reduced.

ARTICLE X

EVENTS OF DISSOLUTION

The Company shall be dissolved upon the occurrence of any of the following events (each, an “Event of Dissolution”):

(a)  Member Approval is obtained in favor of dissolution; or

(b)  A judicial dissolution of the Company under Section 18-802 of the Act.

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No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the existence of the Company to terminate.

ARTICLE XI

TERMINATION

11.1  Liquidation. In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed as set forth below, in accordance with the provisions of Section 18-804 of the Act:

(a)  first to creditors, including Members who are creditors to the extent permitted by law, in satisfaction of the Company’s liabilities; and

(b)  thereafter, to the holders of Common Interests (including, for the avoidance of doubt, Non-Voting Common Interests and Restricted Common Interests) in accordance with Section 6.4 hereof.

11.2  Final Accounting. In the event of the dissolution of the Company, prior to any liquidation, a proper accounting shall be made to the Members from the date of the last previous accounting to the date of dissolution.

11.3  Distribution in Kind. In the event the Managing Member determines in connection with the liquidation of the Company that a portion of the Company’s assets are best distributed in kind to the Members, then such assets shall be so distributed in kind to the Members in undivided interests therein as tenants in common in the manner specified in Section 6.1(f) hereof.

11.4  Cancellation of Certificate. Upon the completion of the winding up of the Company’s affairs and distribution of the Company’s assets, the Company shall be terminated and the Members shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

ARTICLE XII

EXCULPATION AND INDEMNIFICATION

12.1  Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Members, including the Managing Member, nor any officer, director, stockholder, partner, member, employee, representative or agent of any Member, including the Managing Member, nor any officer, employee, representative or agent of the Company or any of its Affiliates (individually, a “Covered Person” and, collectively, the “Covered Persons”) nor any former Covered Person shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related

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document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided a court of competent jurisdiction shall not have determined that such act or omission constitutes fraud, willful misconduct or bad faith.

12.2  Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person or former Covered Person shall not be entitled to indemnification under this Section 12.2 with respect to (i) any Claim with respect to which a court of competent jurisdiction has determined that such Covered Person has engaged in fraud, willful misconduct or bad faith or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce or establish such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Managing Member. Expenses incurred by a Covered Person in defending any Claim or pursuing any Claim described under Section 12.2(ii)(A) shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 12.2.

12.3  Amendments. Any repeal or modification of this Article XII shall not adversely affect any rights of such Covered Person pursuant to this Article XII, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE XIII

AMENDMENT TO AGREEMENT

13.1  Amendments.

(a)  Except as provided in Section 13.1(b), amendments to this Agreement and to the Certificate of Formation shall require Member Approval, and no other vote of any class or series of Members shall be required to approve any such amendment. Notwithstanding anything to the contrary contained herein, (i) no amendment to this Agreement or to the Certificate of Formation shall be effective with respect to any Member not voting in favor thereof, if such amendment would adversely

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affect such Member in any material respect in a manner that is disproportionately adverse to such Member, (ii) any amendment to Sections 2.7, 4.6, 5.6, 7.2(b), 7.6, 8.1 or 9.10, or this Section 13.1(a) that would adversely affect PGHI and its Permitted Transferees that hold Interests shall require the approval of holders of a majority of the Common Interests held by PGHI and its Permitted Transferees that hold Interests, (iii) any amendment to the terms of the Non-Voting Common Interests shall require the approval of the holders of a majority of the Non-Voting Common Interests and (iv) no amendment to the provisions of Sections 7.3 and 7.6 shall be effected without the approval of the holders of a majority of the Common Interests issued to PGHI in connection with the Peach Merger Agreement.

(b)  An amendment shall become effective as of the date specified in the Members’ approval or, if none is specified, as of the date of such approval or as otherwise provided in the Act. Notwithstanding the foregoing, the Managing Member may amend this Agreement without the approval of any Members (i) to create any class or series of Interests and fix for each such class or series such voting powers, distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in such amendment; (ii) to implement the admission of Substitute Members or Additional Members; (iii) to satisfy any law; (iv) to change the name of the Company; (v) to cure any ambiguity or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained in this Agreement; and (vi) to reflect in the books and records of the Company transfers, issuances or other transactions that have been conducted in accordance with this Agreement.

ARTICLE XIV

GENERAL PROVISIONS

14.1  Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by first-class mail in any such case directed or addressed to the respective addresses set forth in this Section 14.1 or in the books and records of the Company, (iv) delivered by electronic mail to the e-mail address of the party to whom notice is sent, as set forth in this Section 14.1 or in the books and records of the Company (but only if an e-mail address is given for such notices), or (v) transmitted by facsimile transmitted to:

If to the Company, to:

JGWPT Holdings, LLC
201 King of Prussia Road
Suite 501
Radnor, PA 19087
Attention: Stephen Kirkwood, Executive Vice President & General Counsel
Fax: (855) 285-5089

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with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
920 N. King Street

Wilmington, Delaware 19801
Attention: Steven J. Daniels, Esq.
Fax: (302) 651-3001
Email: Steven.Daniels@skadden.com

If to any Member, to the address of such Member specified in the books and records of the Company;

Such notices shall be effective: (a) in the case of hand deliveries, when received; (b) in the case of an overnight delivery service, on the next Business Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, five (5) days after deposit in the postal system, first-class mail, postage prepaid; and (d) in the case of facsimile notices, when electronic indication of receipt is received. Any party may change its address and telecopy number by written notice to the other parties given in accordance with this Section 14.1.

14.2  Entire Agreement, etc. This Agreement, together with any agreements referenced in Section 5.1(c), constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them. No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or the acquiescing party has knowledge of the nature of the performance and an opportunity for objection. No provisions of this Agreement may be waived, amended or modified orally, but only by an instrument in writing executed by the Member or Members required to approve such a waiver, or a duly authorized officer thereof in the case of a Member that is not a natural person. No waiver of any terms or conditions of this Agreement in one instance shall operate as a waiver of any other term or condition or as a waiver in any other instance.

14.3  Construction Principles. As used in this Agreement words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and Article and Section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.

14.4  Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

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14.5  Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the Members’ expectations regarding this Agreement. Otherwise, the Members agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

14.6  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

14.7  Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Members. This Agreement is contemplated by that certain Agreement and Plan of Merger by and between JGWPT Holdings, LLC and Wentworth Financial LLC (the “Merger”), pursuant to Section 10.1 of the Amended and Restated Limited Liability Company Agreement, dated as of July 12, 2011, of JGWPT Holdings, LLC. Pursuant to the Merger, JGWPT Holdings, LLC was merged with and into Wentworth Financial LLC, with Wentworth Financial LLC continuing as the surviving entity under the name “JGWPT Holdings, LLC” and governed by this Agreement, which is effective as of the Effective Date pursuant to Section 18-209(f) of the Act. As a result of the Merger that was implemented, in part, based on the authority provided in Article X of the Amended and Restated Limited Liability Company Agreement, dated as of July 12, 2011, of JGWPT Holdings, LLC, the Members of the Company that received Interests in the Merger shall be bound by, and subject to the terms of, this Agreement without the need for execution of this Agreement by such Members. In furtherance of the foregoing, each Member of the Company shall, notwithstanding that any such Member may not have executed this Agreement, be bound by, and subject to the terms of, this Agreement as and to the same extent as a signatory hereto.

14.8  Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

14.9  Parties in Interest. This Agreement is made solely for the benefit of the parties hereto and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise, other than Section 7.7 (which is intended to be for the benefit of the Persons covered thereby, including the stockholders of PGHI, and may be enforced by such Persons).

14.10  Limited Liability Company. The parties to this Agreement agree to form a limited liability company and do not intend to form a partnership under the laws of the State of Delaware or any other laws; provided, however, that, to the extent permitted by United States law and subject to the terms of this Agreement, the Company will be treated as a partnership for United States federal, state and local income tax purposes. The Members agree not to take any action inconsistent with the Company’s classification as a partnership for United States federal income tax purposes.

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14.11  Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement must be brought against any of the parties in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, in another court of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

JGWPT HOLDINGS, LLC
f/k/a WENTWORTH FINANCIAL LLC

By:
Name: David Miller Title: Chief Executive Officer

MANAGING MEMBER:

JGWPT HOLDINGS INC.

By:
Name: David Miller Title: Chief Executive Officer

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